UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2013

Municipal Mortgage & Equity, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, the Board of Directors of Municipal Mortgage & Equity, LLC appointed Mr. Steven S. Bloom as a new director of the Company effective immediately. Mr. Bloom will receive compensation and perquisites in accordance with the standard policies and procedures previously approved by the Board of Directors for all non-employee directors of the Company. It has not been determined on which committees of the Board of Directors that Mr. Bloom will participate.

Mr. Bloom is the local Baltimore operating partner for PMC Property Group. PMC Property Group is a real estate development company that specializes in developing urban properties throughout the East Coast. PMC’s portfolio of properties currently spans key cities in the following locations: Massachusetts, Connecticut, Pennsylvania, Maryland, Virginia, South Carolina, and Florida. Mr. Bloom’s development responsibilities for the Baltimore market include: acquisition, design, construction, and management.

Prior to joining PMC, Mr. Bloom was a tax partner at Arthur Andersen, an international accounting and consulting firm. Mr. Bloom’s clients ranged from privately held companies to large public companies. He specialized in comprehensive tax and business advisory services, including: business income tax, corporate tax service, state and local tax, and estates and trusts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

August 13, 2013	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President